Amendment to Employment Agreement

This Amendment No. 1 (this “Amendment”) to that certain Employment Agreement by and between ServiceNow, Inc. (the “Company”) and Amit Zavery (“Executive”), dated as of September 17, 2024 (as may be amended, supplemented or modified from time to time, the “Employment Agreement”), is made and entered into by and between the Company and Executive, effective as of March 21, 2025. Any capitalized term that is used but not otherwise defined in this Amendment shall have the meaning set forth in the Employment Agreement.

    In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1.Section 7(b) of the Employment Agreement is hereby amended by adding the following sentence to the end of such section:

“Further, notwithstanding anything herein to the contrary, for any payments pursuant to this Agreement that are subject to Section 409A of the Code, to the extent required by Section 409A of the Code, a Change in Control shall not be deemed to occur unless such event constitutes a ‘change in control event’ within the meaning of Section 409A of the Code.”

2.Section 7 of the Employment Agreement is hereby amended by adding the following language at the end of such Section:

“g.    Severance Policy. For purposes of this Agreement, “Severance Policy” shall mean the ServiceNow, Inc. Executive Severance Policy effective January 1, 2025.”

3.Section 8 of the Employment Agreement entitled “Effect of Termination of Employment” is hereby amended by deleting and replacing the entirety of the language in such section with the following language:

“In the event of your termination of employment, you shall be entitled to the benefits and payments, if any, and subject to the terms and conditions, described in the Severance Policy, except that the term “Separation and Release Agreement” in the Severance Policy shall mean a signed general release of claims in favor of the Company on the Company’s standard form of release, but which shall neither release any right to indemnification nor impose any restrictive covenant other than those to which you (the Eligible Employee) are already subject.

In addition to the amount payable under the Severance Policy, and notwithstanding Section 2.6 of the Severance Policy and footnote (i) to the Table of Benefits in Exhibit A-1 to the Severance Policy, but subject to the release requirement and payment timing rules described in Section 2.1 (a) of the Severance Policy, you will be entitled to the following, if applicable:
(a) in the event of a Qualifying Termination not in connection with a Change in Control, as those capitalized terms are defined in the Severance Policy, you will be entitled to: (i) payment of the remaining portion of the Sign-On Bonus, if not yet paid, and (ii) immediate acceleration of one hundred percent (100%) of the number of then-unvested shares subject to the Replacement RSU Award and the Replacement PRSU Award. In the event the date of termination is prior to the completion of the performance period for the Replacement PRSU Award, the grant will be accelerated presuming the achievement of one hundred percent (100%) of target for any metric for which the performance period is not complete; or
(b) in the event of a Qualifying Termination within three (3) months before or twelve (12) months following a Change in Control, as those capitalized terms are defined in the Severance Policy, you will be entitled to payment of the remaining portion of the Sign-On Bonus, if not yet paid.”

4.Except as expressly set forth in this Amendment, the Employment Agreement shall remain in full force and effect in accordance with its terms.

5.This Amendment may be signed in counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

    IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

ServiceNow, Inc.

By: /s/ Russell Elmer
Russell Elmer
Corporate Secretary

Executive

By: /s/ Amit Zavery
Amit Zavery